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                                                                     Exhibit 5.1

                      [ PIPER & MARBURY L.L.P. LETTERHEAD]

                                 August 20, 1999




Lexington Corporate Properties Trust
355 Lexington Avenue
New York, New York  10017

Ladies and Gentlemen:

         We have acted as counsel to Lexington Corporate Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 1,600,000 common shares of beneficial interest, par value $.0001 per share ("Common Shares"), covering (i) 800,000 Common Shares reserved for issuance upon exercise of share options or award of restricted Common Shares granted or to be granted in the future under the Company's 1993 Stock Option Plan and (ii) 800,000 Common Shares reserved for issuance upon exercise of share options granted or to be granted in the future under the Company's 1998 Share Option Plan (collectively, the "Plan Shares"). The Company's 1993 Stock Option Plan and 1998 Share Option Plan are referred to herein as the "Plans." This opinion is being furnished to you at your request in connection with the filing of the Registration Statement.

         In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Declaration of Trust (as amended) and By-Laws of the Company, the proceedings of the Board of Trustees of the Company or a committee thereof relating to the authorization and issuance of the Plan Shares, a Certificate of the Secretary of the Company (the "Certificate"), and such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all
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Lexington Corporate Properties Trust
August 20, 1999
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documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that the Plan Shares have been duly authorized, and, upon the issuance and delivery of the Plan Shares in accordance with the terms set forth in the respective Plans and the resolutions authorizing their issuance, the Plan Shares will be validly issued, fully paid, and non-assessable.

         In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume that the issuance of the Plan Shares will not cause the Company to issue Common Shares in excess of the number of such shares authorized by the Company's Declaration of Trust and will not violate any of the Ownership Limit provisions of the Company's Declaration of Trust (as defined in Article Ninth thereof). This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland.
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Lexington Corporate Properties Trust
August 20, 1999
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         This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Opinions" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                Very truly yours,

                               /s/ Piper & Marbury L.L.P.